Exhibit 99.1

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT REPORTS FIRST QUARTER 2015 RESULTS AND

INCREASES DS SERVICES SYNERGY TARGETS

(Unless stated otherwise, all first quarter 2015 comparisons are relative to the first quarter of 2014; all information is in U.S. dollars.)

TORONTO, ON and TAMPA, FL – May 7, 2015 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended April 4, 2015.

FIRST QUARTER 2015 HIGHLIGHTS

•	Revenue of $710 million was higher by 49.4% compared to $475 million, as a result of the acquisition of DS Services and increased volumes in our traditional business.

•	Gross profit was $201 million compared to $56 million, which resulted in gross profit as a percentage of revenue of 28.4% compared to 11.8%.

•	Adjusted EBITDA increased 112% to $74 million compared to $35 million. Reported EBITDA was $75 million compared to $32 million.

•	Consistent with Cott’s recently announced updated strategic priorities designed to build long-term shareowner value:

•	DS Services revenue increased 4.2% (5.1% on an adjusted basis) and integration of DS Services is ahead of plan, with $1 million of cost synergies realized during the first quarter. Synergy targets are being increased from $25 million to $30 million over the first three years with approximately $10 million of this benefit expected to be realized in year one. In addition, DS Services recently launched a new line of Cott manufactured sparkling water to residential and office customers as well as retailers.

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•	North America business unit volume increased 1% in servings as it continued to expand its contract manufacturing business, which grew by approximately 8 million serving equivalent cases or nearly double prior year. Gross margin for the North America business unit increased 180 basis points to 12.8% while EBITDA was up 10.6% to $38.5 million due to the growth in contract manufacturing alongside tighter cost controls and better fixed cost absorption as we produced more finished goods in the first quarter of 2015 as compared to the prior year.

“I am pleased to say both DS Services and our traditional business performed ahead of expectations as we saw increased volumes, improved revenue growth, strong gross margins, and adjusted EBITDA growth of 13% in our DS Services business and 5% in our traditional business.” commented Jerry Fowden, Cott’s Chief Executive Officer. “We believe these positive trends, alongside the successful integration and capture of targeted synergies at DS Services, better position Cott to grow in line with the overall liquid refreshment beverage industry,” continued Mr. Fowden.

FIRST QUARTER 2015 GLOBAL PERFORMANCE

•	Revenue of $710 million was higher by 49.4%. Excluding the impact of foreign exchange and DS Services, revenue was higher by 2.3% as a result of the addition of the Aimia Foods business and increased volumes, partially offset by a mix shift from private label to contract manufacturing in both our North America and U.K./Europe business units.

•	Gross profit increased 258% to $201 million, with gross margin of 28.4% compared to 11.8%. Excluding DS Services, gross margin increased to 13.1% from 11.8% driven primarily by the addition of the Aimia Foods higher margin business, cost and efficiency savings, and better fixed cost absorption as we built year-over-year inventory levels, offset in part by the competitive environment and increased costs in our U.K./Europe operations as we continued to hold more inventory with third parties as we complete the implementation of our new warehouse management system.

•	Selling, general and administrative (“SG&A”) expenses were $188 million compared to $47 million. The increase in SG&A expenses was due primarily to $137 million and $3 million in expenses associated with the addition of the DS Services and Aimia businesses, respectively. Excluding DS Services and Aimia, SG&A expenses were $48 million.

•	Interest expense increased to $28 million due primarily to the additional debt incurred in connection with the DS Services acquisition.

•	Other income was $10 million compared to $2 million due primarily to a net unrealized gain on foreign currency in the current quarter.

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•	Income tax benefit was $9 million compared to $1 million.

•	Adjusted net loss and adjusted loss per diluted share were $8 million and $0.08, respectively, compared to adjusted net loss of $2 million and adjusted loss per diluted share of $0.02. The increase in adjusted loss per share was due primarily to an increase in interest expense as a result of additional debt from the DS Services acquisition as well as additional depreciation and amortization from the step up of DS Services assets due to purchase accounting, offset in part by the increase in tax benefit compared to the prior quarter. Reported net loss and loss per diluted share were $6 million and $0.06, respectively, compared to reported net loss and loss per diluted share of $4 million and $0.04, respectively.

•	Adjusted EBITDA increased 112% to $74 million due primarily to the addition of the DS Services and Aimia Foods businesses, cost savings as a result of tighter operating controls, and better fixed cost absorption as we built year-over-year inventory levels, offset in part by the $2 million impact of unfavorable foreign exchange rates.

•	Free cash flow was ($28) million, reflecting $1 million of net cash used by operating activities less $27 million of capital expenditures. Excluding cash collateral deposits associated with the DS Services acquisition of $29 million received during the quarter, free cash flow was ($58) million compared to free cash flow of ($61) million.

FIRST QUARTER 2015 REPORTING SEGMENT PERFORMANCE

•	North America volume increased 1% in servings due primarily to contract manufacturing growth. Revenue was lower by 6% (lower by 5% excluding the impact of foreign exchange) at $324 million due primarily to an overall product mix shift into contract manufacturing. Gross margin increased 180 basis points to 12.8% and North America business unit EBITDA increased 10.6% to $38.5 million due primarily to tighter cost controls and increased fixed cost absorption as we produced more finished goods in the first quarter of 2015 as compared to the prior year.

•

DS Services revenue increased 4.2% to $240 million due primarily to growth in home and office delivery (“HOD”) water, single cup coffee delivery and retail sales, offset in part by a declining energy surcharge as a result of lower diesel fuel prices and reduced sales in traditional brew basket coffee. Revenue on an adjusted basis increased 5.1%. HOD average returnable five gallon and three gallon consumption (excluding the impact of the Primo partnership) increased 1.7% due primarily to improvements in overall service levels and a continued focus on attracting high quality new customers. In addition, the number of total customers increased 1.9%, due primarily to increased new customer additions garnered at in store road

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shows at a large retailer and other targeted marketing efforts. DS Services adjusted EBITDA increased by $4 million, or 13%, to $37 million compared to $33 million. DS Services EBITDA of $29 million was up 3%, despite purchase accounting inventory step up and deferred revenue adjustment, and acquisition and integration related costs, totaling $7 million.

•	U.K. volume increased 15% in servings as a result of the addition of the Aimia Foods business. Revenue increased 14% (25% excluding the impact of foreign exchange) to $132 million due primarily to increased volumes, partially offset by a product mix shift in the core U.K. business into contract manufacturing. Although revenues associated with our U.K. business (excluding the impact of foreign exchange) were higher by just over 1% excluding Aimia and higher by 25% when including Aimia, operating income was adversely affected by continued pressure on energy category volumes from reduced price gaps as a result of national brand promotional pricing. U.K. operating income was also impacted by increased operational costs associated with holding additional inventory with third parties as we implement our new management warehouse software.

•	All Other revenue decreased to $13 million from $15 million as a result of a product mix shift into concentrates within the Royal Crown International business, which has a lower revenue per case when compared to finished goods.

FIRST QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, May 7, 2015, at 10:00 a.m. EDT, to discuss first quarter results, which can be accessed as follows:

North America: (877) 879-6174

International: (719) 325-4761

Passcode: 2915555

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors, and has one of the broadest home and office bottled water and office coffee services distribution networks in the United States, with the ability to service approximately 90 percent of U.S. households, as well as national, regional and local offices.

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Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages, ready-to-drink teas, beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages, as well as hot chocolate, coffee, malt drinks, creamers/whiteners and cereals. Cott’s large manufacturing footprint, broad distribution network, substantial research and development capability and high-level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products and services. In addition, Cott is now a national direct-to-consumer provider of bottled water, office coffee and water filtration services offering a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customer locations through its network of over 180 sales and distribution facilities and daily operation of over 2,200 routes.

With approximately 9,500 employees, Cott operates approximately 60 manufacturing facilities and 180 distribution facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates, which it exports to approximately 50 countries around the world.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott excludes from GAAP revenue the impact of foreign exchange, the impact of energy surcharges, and, in some cases, the impact of DS Services or Aimia Foods, to separate the impact of currency exchange rate changes, energy surcharges and recent acquisitions from Cott’s results of operations. Cott utilizes adjusted pre-tax income (loss), adjusted net income (loss), adjusted earnings (loss) per diluted share, EBITDA and adjusted EBITDA (on a global, and in some cases, business unit, basis), and adjusted SG&A to separate the impact of certain items from the underlying business. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding capital expenditures to present free cash flow, and by excluding cash collateral deposits to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment as well as after bond redemption costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the execution of our strategic priorities (including, but not limited to, statements related to the synergy targets in connection with the DS Services acquisition), future financial and operating trends and results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in a highly competitive beverage category; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our legacy Cott business with key customers, particularly Walmart; consolidation of retail customers; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the expected benefits of recent acquisitions or other strategic opportunities that we may pursue because of integration difficulties and other challenges; risks associated with the DS Services acquisition agreement; changes resulting from our assessment of the effectiveness of the system of internal control over financial reporting maintained by DS Services; limited financial information on which to evaluate the combined company; the incurrence of substantial indebtedness to finance the DS Services acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; our ability to maintain compliance with the covenants set forth in our preferred shares, and the limitations

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such covenants may place on our business; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; or our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

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COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Revenue, net	$709.8	$475.1
Cost of sales	508.5	418.9

Gross profit	201.3	56.2

Selling, general and administrative expenses	188.5	46.9
Loss on disposal of property, plant & equipment	1.4	0.1
Restructuring	—	2.2
Asset impairments	—	1.6
Acquisition and integration expenses	4.7	1.1

Operating income	6.7	4.3

Other income, net	(10.4)	(2.3)
Interest expense, net	27.7	9.8

Loss before income taxes	(10.6)	(3.2)

Income tax benefit	(9.4)	(0.5)

Net loss	$(1.2)	$(2.7)

Less: Net income attributable to non-controlling interests	1.3	1.4
Less: Accumulated dividends on convertible preferred shares	2.7	—
Less: Accumulated dividends on non-convertible preferred shares	0.8	—

Net loss attributed to Cott Corporation	$(6.0)	$(4.1)

Net loss per common share attributed to Cott Corporation
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	93.2	94.3
Diluted	93.2	94.3

Dividends declared per common share	$0.06	$0.06

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	April 4, 2015	January 3, 2015
ASSETS
Current assets
Cash & cash equivalents	$34.5	$86.2
Accounts receivable, net of allowance	340.6	305.7
Income taxes recoverable	1.2	1.6
Inventories	270.5	262.4
Prepaid expenses and other current assets	34.5	59.3

Total current assets	681.3	715.2

Property, plant & equipment, net	845.2	864.5
Goodwill	742.4	743.6
Intangibles and other assets, net	762.9	781.7
Deferred income taxes	1.8	2.5
Other tax receivable	—	0.2

Total assets	$3,033.6	$3,107.7

LIABILITIES, PREFERRED SHARES AND EQUITY
Current liabilities
Short-term borrowings	$221.0	$229.0
Current maturities of long-term debt	4.1	4.0
Accounts payable and accrued liabilities	422.0	420.3

Total current liabilities	647.1	653.3

Long-term debt	1,552.5	1,565.0
Deferred income taxes	105.3	119.9
Other long-term liabilities	67.1	71.8

Total liabilities	2,372.0	2,410.0

Convertible preferred shares, $1,000 stated value, 116,054 (January 3, 2015 - 116,054) shares issued	116.2	116.1
Non-convertible preferred shares, $1,000 stated value, 32,711 (January 3, 2015 - 32,711) shares issued	32.7	32.7

Equity

Capital stock, no par - 93,259,829 (January 3, 2015 - 93,072,850) shares issued	389.5	388.3
Additional paid-in-capital	47.2	46.6
Retained earnings	146.6	158.1
Accumulated other comprehensive loss	(76.8)	(51.0)

Total Cott Corporation equity	506.5	542.0
Non-controlling interests	6.2	6.9

Total equity	512.7	548.9

Total liabilities, preferred shares and equity	$3,033.6	$3,107.7

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COTT CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Operating Activities
Net loss	$(1.2)	$(2.7)
Depreciation & amortization	57.4	25.1
Amortization of financing fees	1.3	0.6
Amortization of senior notes premium	(1.5)	—
Share-based compensation expense	2.4	1.3
Decrease in deferred income taxes	(11.7)	(0.7)
Write-off of financing fees and discount	—	0.3
Loss on disposal of property, plant & equipment	1.4	0.1
Asset impairments	—	1.6
Other non-cash items	(10.2)	(0.2)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(41.3)	(33.3)
Inventories	(11.0)	(16.5)
Prepaid expenses and other current assets	30.3	0.2
Other assets	(2.4)	0.2
Accounts payable and accrued liabilities, and other liabilities	(15.2)	(28.5)
Income taxes recoverable	0.6	—

Net cash used in operating activities	(1.1)	(52.5)

Investing Activities
Additions to property, plant & equipment	(27.3)	(8.8)
Additions to intangibles and other assets	(2.1)	(1.5)
Proceeds from sale of property, plant & equipment	0.4	—

Net cash used in investing activities	(29.0)	(10.3)

Financing Activities
Payments of long-term debt	(0.8)	(16.0)
Borrowings under ABL	94.8	95.0
Payments under ABL	(102.8)	(15.1)
Distributions to non-controlling interests	(2.0)	(2.3)
Proceeds from the exercise of options for common stock, net	0.1	—
Common shares repurchased and cancelled	(0.7)	(0.4)
Dividends paid to common and preferred shareholders	(9.0)	(5.1)

Net cash (used in) provided by financing activities	(20.4)	56.1

Effect of exchange rate changes on cash	(1.2)	0.1

Net decrease in cash & cash equivalents	(51.7)	(6.6)

Cash & cash equivalents, beginning of period	86.2	47.2

Cash & cash equivalents, end of period	$34.5	$40.6

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COTT CORPORATION	EXHIBIT 4
SUPPLEMENTARY INFORMATION - NON-GAAP - “TRADITIONAL COTT” STATEMENTS OF OPERATING INCOME
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 4, 2015	DSS	“Traditional Cott” Excluding DSS	March 29, 2014

Revenue, net	$709.8	$240.3	$469.5	$475.1
Cost of sales	508.5	100.4	408.1	418.9

Gross profit	201.3	139.9	61.4	56.2

Selling, general and administrative expenses	188.5	137.3	51.2	46.9
Loss on disposal of property, plant & equipment	1.4	1.1	0.3	0.1
Restructuring	—	—	—	2.2
Asset impairments	—	—	—	1.6
Acquisition and integration expenses	4.7	3.0	1.7	1.1

Operating income	$6.7	$(1.5)	$8.2	$4.3

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COTT CORPORATION	EXHIBIT 5
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Revenue
North America	$324.3	$344.7
DSS	240.3	—
U.K.	132.2	115.6
All Other	13.0	14.8

Total	$709.8	$475.1

Operating income (loss)
North America	7.2	2.5
DSS	(1.5)	—
U.K.	3.9	2.2
All Other	1.6	2.5
Corporate	(4.5)	(2.9)

Total	$6.7	$4.3

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COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	April 4, 2015
	Cott[1]	North America	DSS	U.K.	All Other
Change in revenue	$234.7	$(20.4)	$240.3	$16.6	$(1.8)

Impact of foreign exchange[2]	16.3	3.4	—	12.2	0.7

Change excluding foreign exchange	$251.0	$(17.0)	$240.3	$28.8	$(1.1)

Percentage change in revenue	49.4%	-5.9%	0.0%	14.4%	-12.2%

Percentage change in revenue excluding foreign exchange	52.8%	-4.9%	0.0%	24.9%	-7.4%

Impact of DSS Acquisition	$(240.3)	—	$(240.3)	—	—

Change excluding foreign exchange and DSS Acquisition	$10.7	$(17.0)	$—	$28.8	$(1.1)

Percentage change in revenue excluding foreign exchange and DSS Acquisition	2.3%	-4.9%	0.0%	24.9%	-7.4%

[1]	Cott includes the following reporting segments: North America, DSS, U.K. and All Other.
[2]	Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	April 4, 2015
U.K.
Change in revenue	$16.6

Impact of foreign exchange[1]	12.2

Change excluding foreign exchange	$28.8

Percentage change in revenue	14.4%

Percentage change in revenue excluding foreign exchange	24.9%

Impact of Aimia	$(25.9)

Change in revenue excluding Aimia Acquisition	$(9.3)

Percentage change in revenue excluding Aimia	-8.0%

Foreign exchange adjustment related to Aimia	(1.6)

Change in revenue excluding foreign exchange and Aimia	$1.3

Percentage change in revenue excluding foreign exchange and Aimia	1.1%

[1]	Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Gross Profit
Unaudited

For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	April 4, 2015
Cott
Change in gross profit	$145.1
Impact of foreign exchange[1]	1.9

Change excluding foreign exchange	$147.0

Percentage change in gross profit	258.2%

Percentage change in gross profit excluding foreign exchange	261.6%

Impact of DSS Acquisition	$(139.9)

Change excluding foreign exchange and DSS Acquisition	$7.1

Percentage change in gross profit excluding foreign exchange and DSS Acquisition	12.6%

[1]	Impact of foreign exchange is the difference between the current year’s gross profit translated utilizing the current year’s average foreign exchange rates less the current year’s gross profit translated utilizing the prior year’s average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Net loss attributed to Cott Corporation	$(6.0)	$(4.1)
Interest expense, net	27.7	9.8
Income tax benefit	(9.4)	(0.5)
Depreciation & amortization	57.4	25.1
Net income attributable to non-controlling interests	1.3	1.4
Accumulated dividends on preferred shares	3.5	—

EBITDA	$74.5	$31.7

Restructuring and asset impairments	—	3.8
Bond redemption costs	—	0.9
Tax reorganization and regulatory costs	—	0.1
Acquisition and integration expenses	4.7	1.1
Purchase accounting adjustments, net	4.2	—
Other adjustments	—	(3.5)
Unrealized commodity hedging gain, net	(0.3)	—
Unrealized foreign exchange and other (gains) losses, net	(10.9)	0.6
Loss on disposal of property, plant & equipment[1]	1.5	0.1

Adjusted EBITDA	$73.7	$34.8

[1]	Loss on disposal of property, plant & equipment excludes cash proceeds received.

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COTT CORPORATION - DS SERVICES	EXHIBIT 9

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(BU - EBITDA)
(in millions of U.S. dollars)
Unaudited

		Proforma
	For the Three Months Ended April 4, 2015	For the Three Months Ended March 28, 2014

Net loss	$(12.3)	$(9.6)
Interest expense, net	7.3	15.2
Intercompany interest expense	11.0	—
Income tax benefit	(7.2)	(4.9)
Depreciation & amortization	30.2	27.5

DS SERVICES - EBITDA	$29.0	$28.2

Restructuring	—	—
Other adjustments	—	3.6
Acquisition and integration expenses	3.0	0.9
Purchase accounting adjustments, net	4.2	—
Unrealized other gains, net	(0.2)	—
Loss on disposal of property, plant & equipment[1]	1.1	—

Adjusted DS SERVICES - EBITDA	$37.1	$32.7

[1]	Loss on disposal of property, plant & equipment excludes cash proceeds received.

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COTT CORPORATION - NORTH AMERICA	EXHIBIT 10

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(BU - EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Net income (loss)	$10.4	$(3.5)
Interest expense, net	20.2	9.2
Intercompany income, net	(15.5)	(4.4)
Net income attributable to non-controlling interests	1.3	1.4
Income tax benefit	(3.3)	(0.6)
Depreciation & amortization	21.4	20.6
Other income, net	(10.4)	(2.4)
Selling, general and administrative expenses - Corporate [1]	14.4	14.5

NORTH AMERICA - EBITDA	$38.5	$34.8

[1]	Includes corporate costs allocated to the Corporate oversight function of $4.5 million and $2.9 million for the three months ended April 4, 2015 and March 29, 2014, respectively.

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COTT CORPORATION	EXHIBIT 11
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Net cash used in operating activities	$(1.1)	$(52.5)
Less: Capital expenditures	(27.3)	(8.8)

Free Cash Flow	$(28.4)	$(61.3)

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COTT CORPORATION	EXHIBIT 12
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED NET INCOME
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended
	April 4, 2015	March 29, 2014

Net loss attributed to Cott Corporation	$(6.0)	$(4.1)

Restructuring and asset impairments, net of tax	—	2.9
Bond redemption costs, net of tax	—	0.9
Tax reorganization and regulatory costs, net of tax	—	0.1
Acquisition and integration expenses, net of tax	3.0	1.0
Purchase accounting adjustments, net of tax	2.7	—
Other adjustments, net of tax	—	(3.5)
Unrealized commodity hedging gain, net of tax	(0.2)	—
Unrealized foreign exchange and other (gains) losses, net of tax	(8.1)	0.5
Loss on disposal of property, plant & equipment, net of tax [1]	0.9	—

Adjusted net loss attributed to Cott Corporation	$(7.7)	$(2.2)

Adjusted net loss per common share attributed to Cott Corporation
Basic	$(0.08)	$(0.02)
Diluted	$(0.08)	$(0.02)

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	93.2	94.3
Diluted	93.2	94.3

[1]	Loss on disposal of property, plant & equipment excludes cash proceeds received.

Press Release

COTT CORPORATION - DS SERVICES	EXHIBIT 13
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED REVENUES
(in millions of U.S. dollars, except number of ESC charges and average ESC rate)
Unaudited

		Proforma
	For the Three Months Ended April 4, 2015	For the Three Months Ended March 28, 2014

Revenue, net	$240.3	$230.5

Energy Surcharge (ESC)
Number of ESC charges (in millions)	2.9	2.9
Average ESC rate	$2.70	$3.07
ESC Dollars	$7.9	$8.9

2015 Adjusted ESC dollars [1]	$9.0
Deferred revenue adjustment [2]	$0.9

Adjusted Revenue, net	$242.3	$230.5
Adjusted Revenue, net growth vs. Proforma	5.1%

[1]	2015 ESC charges at 2014 Proforma average ESC rate
[2]	2015 Measurement period adjustment